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[SUTHERLAND ASBILL & BRENNAN LLP]

April 22, 2005

EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

  Re:  Equitrust Life Annuity Account II
       (File No. 333-61899)

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 for Equitrust Life Annuity Account II (File No. 333-61899). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      Sincerely,

                                      SUTHERLAND ASBILL & BRENNAN LLP



                                      By:  /s/ Stephen E. Roth
                                               Stephen E. Roth